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                                                                  Exhibit 99



                         REPORT OF INDEPENDENT AUDITORS'



Board of Directors and Shareholders
Farmers National Banc Corp.
Canfield, Ohio


We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flows of Farmers National Banc Corp. for the year ended December 31, 2002. These financial statements are the responsibility of Farmers National Banc Corp.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of Farmers National Banc Corp.'s operations and its cash flows for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.




                                                    /s/ Hill, Barth & King LLC

                                                    Hill, Barth & King LLC
                                                    Warren, Ohio
                                                    January 17, 2003